UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2009

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26025	76-0586680
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2925 Briarpark, Suite 1050
Houston, Texas 77042
(Address of principal executive offices, including ZIP code)

(713) 499-6200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2009, the Board of Directors of U.S. Concrete, Inc. (the “Company”) declared a dividend of one right (“Right”) for each outstanding share of the Company’s Common Stock, par value $.001 per share (“Common Stock”), to stockholders of record at the close of business on November 16, 2009. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (“Fractional Share”) of Series A Junior Participating Preferred Stock, par value $.001 per share (the “Preferred Stock”), at a purchase price of $10.00 per Fractional Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement dated as of November 5, 2009 as it may from time to time be supplemented or amended (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

The Board of Directors of the Company adopted the Rights Agreement in an effort to protect stockholder value by attempting to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards (the “NOLs”) to reduce potential future federal income tax obligations. The Company has experienced and continues to experience substantial operating losses, and under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, the Company may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to the Company. However, if the Company experiences an “Ownership Change,” as defined in Section 382 of the Code, its ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.

Initially, the Rights will be evidenced by the certificates for Common Stock registered in the names of the holders of the Common Stock or, for Common Stock held in book-entry accounts through the direct registration service of the Company’s transfer agent, by such book-entry accounts (together with a direct registration transaction advice with respect to such shares), and no separate certificates for the Rights (“Rights Certificates”) will be distributed. The Rights will separate from the Common Stock and a “Distribution Date” will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 4.9% or more of the outstanding shares of Common Stock (the date of the announcement being the “Stock Acquisition Date”), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person’s becoming an Acquiring Person. In certain circumstances, the Distribution Date may be deferred by the Board of Directors. Certain inadvertent acquisitions will not result in a person’s becoming an Acquiring Person if the person promptly divests itself of sufficient Common Stock and the Board of Directors determines that an exemption is in the best interests of the Company. If at the time of the adoption of the Rights Agreement, any person or group of affiliated or associated persons is the beneficial owner of 4.9% or more of the outstanding shares of Common Stock, such person shall not become an Acquiring Person unless and until certain increases in such person’s beneficial ownership occur or are deemed to occur.  The definition of Acquiring Person excludes any Exempt Person (as defined below) and any person who would become an Acquiring Person solely as a result of an Exempt Transaction (as defined below).

Until the Distribution Date, (a) the Rights will be evidenced by the Common Stock certificates or, for Common Stock held in book-entry accounts through the direct registration service of the Company’s transfer agent, by such book-entry accounts (together with a direct registration transaction advice with respect to such shares), and the Rights will be transferred with and only with such Common Stock certificates, (b) new Common Stock certificates issued after November 16, 2009 will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

Under the Rights Agreement, an “Exempt Person” shall be a person whose beneficial ownership, together with all affiliates and associates of that person, of 4.9% or more of the Company Securities (as defined below) then outstanding (a) will not, as determined by the Board of Directors in its sole discretion, jeopardize or endanger the availability to the Company of its tax benefits or (b) is otherwise determined by the Board of Directors in its sole discretion to be in the best interests of the Company; provided, however, that such a person will cease to be an Exempt Person if the Board of Directors subsequently makes a contrary determination with respect to the effect of such Person’s beneficial ownership, together with its affiliates and associates, on the availability to the Company of its tax benefits.  “Company Securities” means shares of common stock, preferred stock, warrants, rights or options to purchase stock of the Company and any other interests that would be treated as “stock” of the Company pursuant to applicable Treasury regulations.

Under the Rights Agreement, an “Exempt Transaction” shall be any transaction that the Board of Directors determines, in its sole discretion, prior to the consummation of such transaction, is exempt because (a) that transaction would not frustrate the ability of the Company to protect the availability (in both timing and amount) of its tax benefits or (b) that transaction is otherwise determined by the Board of Directors in its sole discretion to be in the best interests of the Company.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 31, 2019, unless earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of Common Stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights. In the event the Company elects to distribute any Rights by crediting book-entry accounts, the provisions described in this summary that reference Rights Certificates will be interpreted to reflect that the Rights are credits to the book-entry accounts, that separate Rights Certificates are not issued with respect to some or all of the Rights, and that any legend required on a Rights Certificate may be placed on the direct registration transaction advice with respect to certain Rights.

In the event (a “Flip-In Event”) that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that a majority of the independent directors of the Company determines to be fair to and otherwise in the best interests of the Company and its stockholders (a “Permitted Offer”)), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Triggering Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. However, Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

In the event (a “Flip-Over Event”) that, at any time from and after the time an Acquiring Person becomes such, (i) the Company is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights that are voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as “Triggering Events.”

The number of outstanding Rights associated with a share of Common Stock, or the number of Fractional Shares of Preferred Stock issuable upon exercise of a Right and the Purchase Price, are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock occurring prior to the Distribution Date. The Purchase Price payable, and the number of Fractional Shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Preferred Stock.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock that are not integral multiples of a Fractional Share are required to be issued upon exercise of Rights and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

At any time until ten days following the first date of public announcement of the occurrence of a Flip-In Event, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, payable, at the option of the Company, in cash, shares of Common Stock or such other consideration as the Board of Directors may determine. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

At any time after the occurrence of a Flip-In Event and prior to a person’s becoming the beneficial owner of 50% or more of the shares of Common Stock then outstanding or the occurrence of a Flip-Over Event, the Company may exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, and/or other equity securities deemed to have the same value as one share of Common Stock, per Right, subject to adjustment.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for the common stock of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.

Other than the redemption price, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company as long as the Rights are redeemable. Thereafter, the provisions of the Rights Agreement other than the redemption price may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as Exhibit 4.1 to this Current Report on Form 8-K. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference. In connection with the Rights Agreement, the Company filed a certificate of designations with respect to the Series A Junior Participating Preferred Stock setting forth the terms of the Preferred Stock issuable upon exercise of the Rights. Such certificate of designations has been filed with the Securities and Exchange Commission as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Company’s Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company’s stockholders. Because the Company’s Board of Directors can redeem the Rights, amend the Rights Agreement or approve an Exempt Person, Exempt Transaction or Permitted Offer, the Rights should not interfere with a merger or other business combination approved by the Board of Directors of the Company.

The information set forth in the Company’s press release dated November 6, 2009, included herewith as Exhibit 99.1, is incorporated by reference to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2009, the Board of Directors approved the termination of the Company’s Deferred Compensation Plan, effective November 4, 2009, with the payout of the participants’ accounts on November 5, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of U.S. Concrete, Inc.

4.1.
Rights Agreement dated as of November 5, 2009 between U.S. Concrete, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock setting forth the terms of the Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock Stock. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement).

99.1	Press release issued by the Company dated November 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: November 6, 2009	By:	/s/ Robert D. Hardy
	Name:	Robert D. Hardy
	Title:	Executive Vice President
and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of U.S. Concrete, Inc.

4.1.
Rights Agreement dated as of November 5, 2009 between U.S. Concrete, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock setting forth the terms of the Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock Stock. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement).

99.1	Press release issued by the Company dated November 6, 2009.